EXHIBIT 1 (g)

                        Resolution of Board of Directors







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                          UNANIMOUS WRITTEN CONSENT OF
                           THE EXECUTIVE COMMITTEE OF
                           THE BOARD OF DIRECTORS OF
                     THE LIFE INSURANCE COMPANY OF VIRGINIA


The undersigned, being all of the members of the Executive Committee of the Board of Directors of The Life Insurance Company of Virginia, a Virginia corporation, in lieu of a meeting held for the purpose and pursuant to the provisions of Section 13.1-685 of the Code of Virginia do hereby approve the following resolutions:

WHEREAS, The Executive committee of the Board of Directors of The Life Insurance Company of Virginia ("Company"), pursuant to the provisions of Section 38.2-3113 of the Code of Virginia, adopted resolutions establishing Life of Virginia Separate Account II ("Separate Account II") on August 19, 1987; and

WHEREAS, The Company wishes to establish four additional investment subdivisions of Separate Account II which will invest in shares of the International Equity Portfolio and the Real Estate Securities Portfolio of Life of Virginia Series Fund, Inc.

NOW, THEREFORE, BE IT RESOLVED, That the Executive Committee of the Board of Directors of the Company does hereby establish and create the following additional investment subdivisions of Separate Account II which will invest in shares of the mutual fund portfolios set forth below:


     INVESTMENT SUBDIVISION               TO BE INVESTED IN
     ----------------------               -----------------

      LOVSF International Equity          Life of Virginia Series
                                          Fund, Inc. International
                                          Equity Portfolio

      LOVSF Real Estate Securities        Life of Virginia Series
                                          Fund, Inc.  Real Estate
                                          Securities Portfolio

      LOVSF International Equity B        Life of Virginia Series
                                          Fund, Inc.  International
                                          Equity Portfolio

      LOVSF Real Estate Securities B      Life of Virginia Series
                                          Fund, Inc. Real Estate
                                          Securities Portfolio


FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made, and the Executive Committee hereby ratifies the action of any such officer in executive any such agreement prior to the date of these resolutions; and


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FURTHER RESOLVE, That the President,  or any senior Vice President,  and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.



                          1/16/95
_____________________________________
WILLIAM D. BALDWIN          DATE


                          17JAN95
_____________________________________
ROBERT A BOWEN              DATE

                          1/16/95
_____________________________________
DANIEL T. COX               DATE


                          1/16/95
_____________________________________
SELWYN L. FLOURNOY, JR      DATE


                          1/16/95
_____________________________________
H. GAYLORD HODGES, JR.      DATE


                          1/16/95
_____________________________________
LINDA L. LANAM              DATE


                          1/16/95
_____________________________________
JOHN J. PALMER              DATE


                          1/16/95
_____________________________________
J. GARNETT NELSON           DATE


                          1/12/95
_____________________________________
PAUL E. RUTLEDGE III        DATE



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